UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to Matthew A. Ouimet’s employment agreement is hereby incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2011, Cedar Fair, L.P. (“Cedar Fair”) announced that Matthew A. Ouimet has been named President of Cedar Fair, effective immediately. Mr. Ouimet, age 53, will succeed Richard Kinzel as Chief Executive Officer on January 3, 2012, following Mr. Kinzel’s retirement upon expiration of his contract. Mr. Ouimet is a 20-year veteran of the amusement park and hospitality industry, including 17 years at the Walt Disney Company, where he held positions including Senior Vice President, Finance and Business Development, and Chief Financial Officer of the Disney Development Company; Executive General Manager of Disney Vacation Club; and President of Disney Cruise Line and of Disneyland Resort. From 2006 to 2008 Mr. Ouimet served as the President of Starwood Hotels & Resorts. Towards the end of 2008 Mr. Ouimet joined Corinthian Colleges, a $2 billion, publically-held, post-secondary education company, and served as Executive Vice President of Operations beginning in 2009. In July 2009 he was promoted to President and Chief Operating Officer and served in this role through October 2010.

Cedar Fair and Mr. Ouimet entered into an employment agreement on June 20, 2011 (the “Effective Date”) pursuant to which Mr. Ouimet will serve as President of Cedar Fair from June 20, 2011 through January 2, 2012, and as Chief Executive Officer from January 3, 2012 until the expiration of the agreement on December 31, 2014. Pursuant to the agreement, Mr. Ouimet will receive a base salary at an annual rate of $750,000, which will be reviewed from time to time but not subject to decrease except in the event of salary reductions applicable to substantially all of Cedar Fair’s senior executives. Mr. Ouimet will be eligible for an annual cash bonus, with a target amount equal to 100% of his base salary, subject to the satisfaction of performance and other criteria set by the Board of Directors in consultation with Mr. Ouimet. A minimum cash bonus for fiscal year 2011 is guaranteed at 100% of base salary, pro-rated for the amount of time that Mr. Ouimet is employed in 2011.

On the Effective Date, Cedar Fair granted to Mr. Ouimet time-based restricted units valued at $1 million on the grant date under the Cedar Fair, L.P. 2008 Omnibus Incentive Plan. Half of these units will vest on the third anniversary of the Effective Date, and the other half will vest on the fourth anniversary of the Effective Date, subject to Mr. Ouimet’s employment with Cedar Fair on the vesting dates. These units shall immediately vest upon a change in control, as defined in the agreement. Beginning in 2012, Mr. Ouimet is eligible for annual unit grants under the Omnibus Plan, with a target award date value of 100% of base salary and a maximum award value of up to 150% of base salary, subject to satisfaction of performance criteria and other criteria set by the Board of Directors in consultation with Mr. Ouimet. Any awards made pursuant to the Omnibus Plan shall immediately vest upon a change in control.

Mr. Ouimet is eligible to participate in any benefit and compensation plans, including medical, disability and life insurance plans, offered by Cedar Fair from time to time on the same basis as other senior executives of Cedar Fair. He will also receive supplemental compensation at an annual rate of $50,000 in lieu of receiving additional perquisites.

If Cedar Fair terminates Mr. Ouimet’s employment “without cause” or if Mr. Ouimet resigns for “good reason,” as those terms are defined in the agreement, Mr. Ouimet is entitled to:

•	Payment of accrued and unpaid base salary and supplemental compensation, reimbursement of business expenses and payment for accrued and unused vacation days;

•

An amount equal to his base salary, provided that if the termination is during the 24 month period following a change in control, as defined in the agreement, or prior to the earlier of his third anniversary of employment and the vesting of the time-based unit grant made on June 20, 2011, such amount shall equal two times base salary;

•	Any unpaid cash bonus earned with respect to a fiscal year ending on or prior to the date of termination;

•	A pro-rata portion of his cash bonus for the fiscal year of termination, based on actual performance; and

•

Payment of the COBRA continuation coverage premium under Cedar Fair’s medical plan (less the amount of Mr. Ouimet’s contribution as if he was an active employee) until the earliest of twelve months after termination, the date he is no longer eligible for COBRA or the date that he obtains other employment with medical benefits.

If Mr. Ouimet’s employment is terminated by reason of death or disability, Mr. Ouimet or his legal representatives shall be entitled to:

•	Payment of accrued and unpaid base salary and supplemental compensation, reimbursement of business expenses and payment for accrued and unused vacation days;

•	Any unpaid cash bonus earned with respect to a fiscal year ending on or prior to the date of termination; and

•	A pro-rata portion of his cash bonus for the fiscal year of termination, based on actual performance.

Prior to expiration of this agreement and in accordance with the procedures set forth in the agreement, Mr. Ouimet and Cedar Fair shall indicate whether they are willing to enter into a new employment agreement. If the parties desire to enter into a new employment agreement, but the new agreement is not executed prior to expiration of the current agreement and Mr. Ouimet’s employment is terminated immediately following expiration, Mr. Ouimet shall be entitled to:

•	Payment of accrued and unpaid base salary and supplement compensation, reimbursement of business expenses and payment for accrued and unused vacation days;

•	Any unpaid cash bonus earned with respect to a fiscal year ending on or prior to the date of termination; and

•	An amount equal to his base salary.

If Mr. Ouimet’s employment is terminated for any reason other than by Cedar Fair without cause, by Mr. Ouimet for good reason, or by death or disability, Mr. Ouimet shall be entitled to receive payment of accrued and unpaid base salary and supplemental compensation, reimbursement of business expenses, payment for accrued and unused vacation days, and any unpaid cash bonus earned with respect to a fiscal year ending on or prior to the date of termination.

Any payments to Mr. Ouimet under this agreement are subject to execution by him of a general release in favor of Cedar Fair. The agreement contains customary non-competition, confidentiality, non-disparagement and assignment of inventions provisions.

The foregoing description of the agreement is qualified by the text of the agreement, a copy of which was filed as Exhibit 10.1 to this Current Report on Form 8-K.

On June 20, 2011, Cedar Fair issued a news release announcing the appointment of Mr. Ouimet, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, by and between Cedar Fair, L.P., Cedar Fair Management, Inc., and Magnum Management Corporation and Matthew A. Ouimet, dated June 20, 2011.

99.1	News Release, dated June 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P. By Cedar Fair Management, Inc., General Partner

By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

Date: June 24, 2011

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